Exhibit 10.5

AIRCRAFT SALE AND PURCHASE AGREEMENT

dated as of [  ]

between

[       ]

as Seller

and

CAMBODIA AIRWAYS CO., LTD.,

as Buyer

One (1) Airbus Model [  ] Aircraft

with Manufacturer’s Serial Number [  ]

equipped with [  ] Engines

AIRCRAFT SALE AND PURCHASE AGREEMENT

THIS AIRCRAFT SALE AND PURCHASE AGREEMENT (together with all exhibits hereto collectively, this “Agreement”) is made and entered into by and between

(1)	[Seller]; and

(2)	CAMBODIA AIRWAYS CO., LTD., a company established under the laws of Kingdom of Cambodia, having its principal place of business at No.2, Russian Federation Blvd, Sangkat KaKab, Khan Por Senchey, Phnom Penh, Kingdom of Cambodia(the “Buyer”).

WITNESSETH:

Whereas, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Aircraft, all in accordance with, and subject to, the terms and conditions set forth herein;

Now, Therefore, in consideration of the premises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS

In this Agreement, capitalized terms used herein shall have the meanings given to such terms below:

“Agreement” has the meaning given to such term in the introductory paragraph.

“Aircraft” means the Airbus [  ] aircraft, bearing manufacturer’s serial numbers [  ], and each of the Engines, Parts and Technical Records related thereto, as further described in Exhibit A which will be delivered to the Seller by Airbus on the Delivery Date.

“Aircraft Acceptance Certificate” means the aircraft acceptance certificate evidencing Buyer’s acceptance of the Aircraft, in the form attached as Exhibit B annexed hereto.

“Applicable Law” means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or government entity and rules, regulations, orders, directives, licenses and permits of any government entity.

“Bill of Sale” means the bill of sale from Seller to Buyer evidencing the transfer of title to the Aircraft, in the form attached as Exhibit C annexed hereto.

“Buyer” has the meaning given to such term in the introductory paragraph.

“Buyer Indemnitee” has the meaning given to such term in Section 7.2.

“Closing” has the meaning give to such term in Section 4.2(a).

“Closing Date” means the date on which the Closing for the Aircraft occurs, as evidenced in the Bill of Sale for the Aircraft.

“Delivery Date” means the date on which the Aircraft is delivered to Buyer by Seller and the Bill of Sale is issued to Buyer by Seller pursuant to and subject to the terms and conditions of this Agreement .

“Engines” means (i) each of the [  ] engines bearing serial numbers [  ] and [  ] installed on the Aircraft and (ii) any and all Parts attached to, incorporated in, installed on or appurtenant to any such engines, as further described in Exhibit A.

“Encumbrance” means any security interest, mortgage, charge, assignment, pledge, lien, encumbrance or any claim of any nature whatsoever.

“Event of Loss” means any of the following events: (i) the loss of the Aircraft, or the use thereof, due to theft, disappearance, destruction damage beyond repair or rendition of such item permanently unfit for normal use for any reason whatsoever; (ii) any damage to the Aircraft which results in an insurance settlement with respect to the Aircraft on the basis of an actual or constructive loss or (iii) the condemnation, confiscation, seizure of, or requisition of use of or title to the Aircraft.

“Final Closing Date” means the date which is six (6) months after the date of this Agreement.

“Losses” has the meaning given to such term in Section 7.1.

“Parts” means, any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment or components of whatever nature (other than complete Engines) incorporated in, installed on, attached to or appurtenant to the Aircraft.

“Person” means an individual, general partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or limited partnership, government entity or other entity of whatever nature.

“Purchase Price” has the meaning given to such term in Section 3.1(a).

“Seller” has the meaning given to such term in the introductory paragraph.

“Seller Account” means any bank account Seller shall notify Buyer in advance of any payments due to Seller pursuant to this Agreement.

“Seller Indemnitee” has the meaning give to such term in Section 7.1.

“Seller Taxes” means (i) all Taxes measured by the income, gross receipts or capital gains of Seller; (ii) any and all other Taxes relating to the ownership, use, operation, storage or location of the Aircraft or any Engines or any Part thereof prior to the Closing; (iii) any and all Taxes of any kind or nature imposed by any governmental entity in Malaysia, including any stamp taxes that may be payable as a result of the execution and delivery of this Agreement in China; and (iv) all other Tax liabilities of Seller not indemnified by Buyer pursuant to Section 5.2(a).

“Taxes” means any and all sales, use, business, documentary, personal property, export, import, transfer, value added, excess profits, excise, franchise, or stamp taxes, levies, imposts, withholdings or other taxes or duties of any nature, together with any penalties, fines, charges or interest thereon, in any manner levied, assessed or imposed by any government or subdivision thereof having jurisdiction.

“Technical Records” means, all technical data, records, logs and manuals, all inspection, modification and overhaul records and all other service, repair, maintenance and technical reports and documents associated with the Aircraft.

2.	SUBJECT MATTER OF SALE

In accordance with and subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and deliver to Buyer, and Buyer hereby agrees to buy and accept from Seller, all right, title and interest in and to the Aircraft free and clear of all Encumbrances.

3.	PURCHASE PRICE AND PAYMENT

The total purchase price of USD _____ (the “Purchase Price”) for purchasing of the Aircraft, which shall be paid to Seller Account by T/T in advance.

4.	BUYER’S INSPECTION; CLOSING; AND CONDITIONS PRECEDENT

4.1 Inspection

Seller shall notify Buyer immediately upon Seller’s receipt of notice from the previous seller regarding the Delivery Date for the Aircraft. Seller shall include Buyer or other person appointed by the Buyer in all pre-delivery inspection of the previous seller. After the forgoing procedures, the inspection of the Aircraft for the purpose of the purchase of the Aircraft shall been deemed to be completed by Buyer and Buyer has no right to require other inspection procedure.

4.2 Closing, Transfer of Title and Risk of Loss

(a) Subject to Buyer’s acceptance of the technical condition of the Aircraft in accordance with Section 4.1 and the satisfaction or waiver of the conditions precedent set forth in Section 4.4, immediately upon the title of the Aircraft being transferred by Airbus to Seller pursuant to the Airbus Purchase Agreement and Purchase Agreement Assignment, (i) Seller shall deliver to Buyer a Bill of Sale in respect of the Aircraft signed by Seller; and (ii) Buyer shall sign and deliver to Seller the Aircraft Acceptance Certificate of the Aircraft (the “Closing”), at which time, the title, risk of loss and damage to the Aircraft shall pass from Seller to Buyer.

(b) Subject to the representations and warranties of Seller in this Agreement and the Bills of Sale, Seller agrees to deliver the Aircraft free and clear of all Encumbrances, but otherwise on an “AS IS, WHERE IS” basis, with all faults. At the Closing the Aircraft shall be deemed to be delivered in an “AS IS, WHERE IS” condition.

(c) EXCEPT AS PROVIDED HEREIN AND THE BILLS OF SALE, THE AIRCRAFT SHALL BE SOLD IN ITS “AS IS, WHERE IS” PHYSICAL CONDITION EXISTING AT CLOSING. SELLER HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE, AND BUYER HEREBY WAIVES, ANY AND ALL REPRESENTATIONS, WARRANTIES AND DUTIES OF ANY KIND WHATSOEVER, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE AIRCRAFT, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF FITNESS AND MERCHANTABILITY, AND WARRANTIES OR REPRESENTATIONS ARISING OUT OF CUSTOMARY TRADE USAGE AND PRIOR COURSE OF DEALING, AND ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE QUALITY, CONDITION, AIRWORTHINESS, VALUE, DESIGN, OPERATION, DURABILITY, COMPLIANCE WITH SPECIFICATION OR SUITABILITY OF THE AIRCRAFT, WHETHER IN CONTRACT OR TORT.

(d) If the Aircraft suffers an Event of Loss prior to its Closing, this Agreement shall terminate and neither party shall have any further duties or obligations to the other hereunder.

4.3 Conditions Precedent

(a) The obligations of Seller to sell and transfer the title to the Aircraft to Buyer are subject to the fulfillment of each of the following conditions (except to the extent any such conditions have been waived by Seller), on or prior to the Closing Date:

(i) Buyer shall have performed and complied in all material respects with all of the agreements, covenants, conditions and obligations hereunder to be performed by Buyer on or prior to the Closing, in accordance with this Agreement, including but not limited to execution and delivery of this Agreement.

(ii) Seller shall have received the Purchase Price pursuant to the requirements of Section 3.

(iii) The warranties and representations of Buyer set forth in Section 6.2 herein shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date, except for any representation or warranty expressly stated to have been made or given as of a specified date, which will be true and correct as of the date expressly stated.

(iv) All authorizations, consents, filings, waivers, approvals, or other action of any governmental entity required of Buyer in connection with the execution, delivery, and performance of this Agreement and the other documents and instruments contemplated hereunder by Buyer shall have been duly made or obtained by Buyer’s best efforts.

(v) No injunction or restraining order shall be in effect that prohibits the sale, assignment, conveyance, or transfer of the Aircraft in accordance with this Agreement, and no action or proceeding shall have been instituted and remains pending before any court, governmental body, or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement.

(vi) Seller shall have received the Aircraft Acceptance Certificate in respect of the Aircraft duly executed by Buyer.

(vii) the previous seller has transferred the title to the Aircraft to Seller.

If any of the foregoing conditions precedent in this Section 4.3(a) are not satisfied by Buyer or waived by Seller in writing by the Final Closing Date, then unless such failure is attributable to a breach by Seller of its obligations hereunder, Seller may terminate this Agreement by giving written notice of such termination to Buyer and, from and after such termination, neither Seller nor Buyer shall have any further liability to the other party under this Agreement.

(b) The obligations of Buyer to purchase the Aircraft from Seller are subject to the fulfillment of each of the following conditions (except to the extent any such conditions have been waived by Buyer), on or prior to the Closing Date:

(i) Seller shall have performed and complied in all material respects with all of the agreements, covenants, conditions and obligations hereunder to be performed by Seller on or prior to the Closing, in accordance with this Agreement, including but not limited to execution and delivery of this Agreement.

(ii) The warranties and representations of Seller set forth in Section 6.1 herein shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date, except for any representation or warranty expressly stated to have been made or given as of a specified date, which will be true and correct as of the date expressly stated.

(iii) All authorizations, consents, filings, waivers, approvals, or other action of any governmental entity required of Seller in connection with the execution, delivery, and performance of this Agreement and the other documents and instruments contemplated hereunder by Seller shall have been duly made or obtained by Seller’s best efforts.

(iv) No injunction or restraining order shall be in effect that prohibits the sale, assignment, conveyance, or transfer of the Aircraft in accordance with this Agreement, and no action or proceeding shall have been instituted and remains pending before any court, governmental body, or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement.

If any of the foregoing conditions precedent in this Section 4.3(b) are not satisfied by Seller or waived by Buyer in writing by the Final Closing Date, then unless such failure is attributable to a breach by Buyer of its obligations hereunder, Buyer may terminate this Agreement by giving written notice of such termination to Seller and, from and after such termination, neither Seller nor Buyer shall have any further liability to the other party under this Agreement.

5.	EXPENSES AND TAXES

5.1 Transaction Expenses

Seller and Buyer will pay their respective costs and expenses (including, without limitation, accounting, inspection, and legal fees) with respect to the negotiation and preparation of this Agreement and the documents and instruments contemplated hereunder, the production and copying of documents and records, the review and inspections made pursuant to this Agreement, and the consummation of the transactions contemplated by this Agreement, except to the extent as may be specifically provided to the contrary in this Agreement.

5.2 Taxes

(a) The Purchase Price in respect of the Aircraft does not include any Taxes. Buyer shall be responsible for, shall indemnify and hold harmless Seller against, and shall pay promptly when due any and all Taxes (other than Seller’s Taxes) assessed or levied as a result of (a) the sale, transfer or delivery of the Aircraft to Buyer as contemplated hereby and (b) the registration, ownership or use of the Aircraft by Buyer following the Closing.

(b) Seller shall be responsible for, indemnify and hold Buyer harmless against, and have paid or will pay when due, any and all Seller’s Taxes.

6.	REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of Seller

Seller hereby represents and warrants to Buyer that as of the date hereof and as of the Closing Date of the Aircraft:

(a) Seller is duly formed and validly existing under the laws of Territory of the British Virgin Islands and has full power to carry on its business and to enter into and perform its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement and the documents referenced herein by Seller have been duly authorized by all necessary company action and will not violate, breach or contravene any provision of law applicable to Seller or the organizational documents of Seller or any license or permit under which Seller conducts its business and will not result in a breach of, or constitute a default under, any indenture, credit or loan agreement, mortgage or other instrument to which Seller is a party or by which Seller or its properties may be bound.

(c) No consent or approval of, filing with or notice to any governmental authority, court or other party or person is required in connection with the execution, delivery or performance by Seller of this Agreement or the transactions contemplated hereby other than those consents, approvals or filings which have been obtained or made on or prior to the Closing.

(d) This Agreement and the Bill of Sale will constitute when delivered, the valid, legal and binding obligations of Seller, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally and subject to general equitable principles.

(e) All Taxes, duties, penalties, charges, fees, costs and expenses incurred by Seller with respect to the Aircraft have been paid or satisfied in full or otherwise will be paid or satisfied in full prior to the Closing Date.

(g) No Event of Loss has occurred.

6.2 Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller that as of the date hereof and as of the Closing Date:

(a) Buyer is duly formed and validly existing under the laws of Kingdom of Cambodia and has full power to carry on its business and to enter into and perform its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement and the documents referenced herein by Buyer have been duly authorized by all necessary company action (including all necessary shareholder approvals) and will not violate, breach or contravene any provision of law applicable to Buyer or the organizational documents of Buyer or any license or permit under which Buyer conducts its business and will not result in a breach of, or constitute a default under, any indenture, credit or loan agreement, mortgage or other instrument to which Buyer is a party or by which Buyer or its properties may be bound.

(c) No consent or approval of, filing with or notice to any governmental authority, court or other party or person is required in connection with the execution, delivery or performance by Buyer of this Agreement or the transactions contemplated hereby other than those consents, approvals or filings which have been obtained or made on or prior to Closing.

(d) This Agreement and the Aircraft Acceptance Certificate will constitute when delivered, the valid, legal and binding obligation of Buyer, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally and subject to general equitable principles.

7.	INDEMNIFICATION

7.1 Buyer Indemnification

Buyer hereby agrees to indemnify, protect, save and keep harmless Seller, its affiliates and each of their respective shareholders, officers, directors, members, managers, employees, successors and permitted assigns (each, a “Seller Indemnitee”) for, from and against, and to pay or to reimburse each Seller Indemnitee for the payment of, any and all losses, costs, expenses, fees (including reasonable legal fees and disbursements), payments, demands, liabilities, claims, actions, proceedings, penalties, fines, damages and judgments of any kind and nature whatsoever (other than Taxes) (collectively, “Losses”) imposed on, incurred by or asserted against any Seller Indemnitee on or after the Closing Date to the extent relating to or arising directly or indirectly out of or in any way connected with (a) the ownership, possession, maintenance, modification, control, use, operation, sale, leasing or other application or disposition of the Aircraft or any component thereof or interest therein on or after the Closing and (b) the breach by Buyer of any covenant or representation and warranty hereunder; provided, however, that such Losses are not attributable to any Seller Indemnitee’s gross negligence or willful misconduct or the breach by Seller of this Agreement or any warranty, representation or obligation hereunder.

7.2 Seller Indemnification

Seller hereby agrees to indemnify, protect, save and keep harmless Buyer, its affiliates and each of their respective shareholders, officers, directors, members, managers, employees, successors and permitted assigns (each, a “Buyer Indemnitee”) for, from and against, and to pay or to reimburse each Buyer Indemnitee for the payment of, any and all Losses imposed on, incurred by or asserted against any Buyer Indemnitee on or after the Closing Date to the extent relating to or arising directly or indirectly out of or in any way connected with (a) the ownership, possession, maintenance, modification, control, use, operation, sale, leasing or other application or disposition of the Aircraft or any component thereof or interest therein prior to the Closing and (b) the breach by Seller of any covenant or representation and warranty hereunder; provided, however, that such Losses are not attributable to any Buyer Indemnitee’s gross negligence or willful misconduct or the breach by Buyer of this Agreement or any warranty, representation or obligation hereunder.

8.	BENEFITS AND ASSIGNMENTS

This Agreement shall inure to the benefit of and shall be binding upon each of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned in whole or in part by any party without the prior written consent of the other party.

9.	CONFIDENTIALITY

Buyer and Seller agree to maintain the terms of this Agreement in strict confidence except as required by Applicable Law, and may disclose its terms only to their legal counsel, financial consultants, insurance brokers and underwriters, auditors and accountants or to any third party under the condition that such persons keep the terms of this Agreement confidential in the same manner as the parties hereto. Neither Buyer, Seller nor any person acting on their behalf shall make any public announcement regarding the terms hereof without the prior written consent of the other parties, except as required by Applicable Law.

10.	MISCELLANEOUS

10.1 Notices

Any notice required or permitted to be given pursuant to this Agreement shall be in writing, effective upon receipt and sent by personal delivery, certified mail (return receipt requested), or internationally recognized express courier service addressed as follows:

If to Seller:

Address:
Attn:
Fax:
Email:

If to Buyer:

Address:	No.2, Russian Federation Blvd, Sangkat KaKab, Khan Por Senchey, Phnom Penh, Kingdom of Cambodia
Attn:
Fax:
Email:

10.2 Governing Law

This Agreement shall be governed by and construed in accordance with English Law.

10.3 Entire Agreement

The terms and conditions of this Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior agreements and understandings with respect to the subject matter hereof.

10.4 Amendments

The provisions of this Agreement may not be waived, altered, modified, amended, supplemented or terminated in any manner, except pursuant to a written instrument signed by an authorized representative of each of the parties hereto.

10.5 Counterparts

This Agreement may be fully executed in any number of separate counterparts, each of which shall constitute an original and all such counterparts together constituting but one and the same instrument.

10.6 Headings and References

The division of this Agreement into sections is, and the insertion of headings is, for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

10.7 Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction. .

10.8 Attorneys’ Fees

In any action or proceeding brought by any party against the other arising under or in connection with this Agreement or any other documents related thereto, the prevailing party shall, in addition to other allowable relief, be entitled to an award of reasonable attorneys’ fees and costs.

10.9 Further Assurances

Buyer and Seller shall take all such actions and execute all such documents and certificates as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby.

10.10 Time is of the Essence

Unless stated expressly to the contrary herein, time shall be of the essence for all events contemplated hereunder.

10.11 Third Party Rights

A person who is not a party to this Agreement (other than any Seller Indemnitee or Buyer Indemnitee with respect to Section 7.1 or 7.2, respectively) has no rights to enforce any term of this Agreement, and a person who is not a party to this Agreement has no rights to object or to be consulted about any amendments to this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Aircraft Sale and Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BUYER:	SELLER:

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

AIRCRAFT DESCRIPTIONS

MSN [  ]

Airframe Manufacturer: Airbus S.A.S.

Aircraft Type:

Registration Number:

Airframe Manufacturer’s

Serial Number:

Engine Manufacturer:

Engine Type:

Engine 1 Serial Number:

Engine 2 Serial Number:

EXHIBIT B

AIRCRAFT ACCEPTANCE CERTIFICATE

Pursuant to that certain Aircraft Sale and Purchase Agreement, dated as of (the “Agreement”), by and between Cambodia Airways Co., Ltd., as Buyer, and [Seller], this instrument acknowledges delivery and acceptance of the following aircraft and engines pursuant to the terms and conditions of the Agreement:

One (1) Airbus Model A319-112 Aircraft

Manufacturer’s Serial No.:

all as more particularly defined and described in the Agreement. Such Closing and acceptance is being made in                       at                       on                       .

CAMBODIA AIRWAYS CO., LTD.

By:
Name:
Title:

EXHIBIT C

BILL OF SALE

This Bill of Sale is made and delivered pursuant to the provisions of the Aircraft Sale and Purchase Agreement, dated as of (the “Agreement”), by and between Cambodia Airways Co., Ltd., as Buyer and [Seller]. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, transfers, conveys and delivers to Buyer all right, title and interest in and to one (1) Airbus A319-112 aircraft, bearing manufacturer’s serial number [  ], equipped with the [  ] engines, bearing manufacturer’s serial numbers [  ] and [  ], respectively (all as more particularly described and defined in the Agreement, the “Aircraft”).

Seller hereby warrants to Buyer, its successors and assigns, that Seller is the sole owner and holder of all good, legal, valid and beneficial title to the Aircraft and that there is hereby conveyed to Buyer on the date hereof good, legal, valid and beneficial title to the Aircraft free and clear of all Encumbrances and that Seller shall defend such title against all claims and demands whatsoever and forever.

[seller]

By:
Name:
Title: